FIRST AMENDMENT TO CREDIT
                        AGREEMENT AND TO PLEDGE AGREEMENT

            FIRST AMENDMENT TO CREDIT AGREEMENT AND TO PLEDGE AGREEMENT (this "Amendment"), dated as of November 13, 1996, among TRANSWORLD HOME HEALTHCARE, INC. (the "Borrower"), the Pledgors referred to below, the lenders from time to time party to the Credit Agreement referred to below (each a "Bank" and, collectively, the "Banks"), and BANKERS TRUST COMPANY, as Agent (the "Agent") and as Collateral Agent (the "Collateral Agent") for the Secured Creditors. All capitalized terms used herein and not otherwise defined shall have the respective meanings provided such terms in the Credit Agreement.

                              W I T N E S S E T H :

            WHEREAS, the Borrower, the Banks and the Agent are parties to a Credit Agreement, dated as of July 31, 1996 (as in effect on the date hereof, the "Credit Agreement");

            WHEREAS, the Borrower and certain Subsidiaries of the Borrower (each, a "Pledgor" and collectively, the "Pledgors") and the Collateral Agent are parties to a Pledge Agreement, dated as of July 31, 1996 (as amended, modified, or supplemented to the date hereof, the "Pledge Agreement");

            WHEREAS, the Borrower desires to purchase certain senior secured indebtedness of Health Management, Inc. ("HMI");

            WHEREAS, the Borrower desires to enter into a stock purchase agreement (the "Stock Purchase Agreement") and a registration rights agreement (the "Registration Rights Agreement") with HMI, pursuant to which the Borrower may acquire 49% of the common stock of HMI and an option to purchase an additional 2% of the common stock of HMI;

            WHEREAS, the Borrower desires to enter into an agreement and plan of merger (the "Merger Agreement") with HMI, pursuant to which the Borrower may merge a newly created Wholly-Owned Subsidiary of the Borrower with and into HMI, with HMI being the surviving company;

            WHEREAS, the Borrower has requested certain amendments to the Credit Agreement in connection with the transactions described in the three preceding recitals and to effect certain other changes to the Credit Agreement;

            WHEREAS, for the avoidance of doubt and in consideration for the Banks agreeing to amend the Credit Agreement and allowing the Borrower to borrow under the Credit Agreement in connection with the transactions described in the third, fourth and fifth recitals hereof, the Pledgors desire to pledge to the Collateral Agent for the benefit of the Secured Creditors all Notes acquired by them along with all rights, stock or options obtained in connection with the aforementioned transactions;

            WHEREAS, the parties hereto wish to amend the Credit Agreement and the Pledge Agreement as herein provided;

            NOW, THEREFORE, it is agreed:

I.  Amendments and Modifications to Credit Agreement.

      1. Section 8.01 of the Credit Agreement is hereby amended by (x) relettering clause (k) thereof as clause (l) and (y) inserting immediately prior to relettered clause (l) the following new clause (k):

            "(k) HMI Information. Promptly upon receipt thereof, copies of any statements, reports, notices, certificates or other documents received from HMI or any of its Subsidiaries pursuant to any of the HMI Credit Documents."

      2. Section 8.14(a) of the Credit Agreement is hereby amended by inserting at the end thereof the following additional sentence:

      "Notwithstanding anything herein to the contrary, no Permitted Acquisition may be effected so long as the Borrower or any of its Subsidiaries has any outstanding HMI Investments (calculated without regard to any write-downs or write-offs thereof)."

      3. Section 9.05 of the Credit Agreement is hereby amended by (x) deleting the word "and" and the end of clause (i) thereof, (y) deleting the period at the end of clause (j) thereof and inserting in lieu thereof a semicolon and (z) inserting at the end thereof the following additional clauses:

            "(k) the Borrower may purchase the rights and obligations of (x) Chase pursuant to the Purchase and Sale Agreement, dated as of November 13, 1996, between Chase and the Borrower (the "Chase Purchase Agreement") and (y) EAB pursuant to the Purchase and Sale Agreement, dated as of November 13, 1996, between EAB and the Borrower (the "EAB Purchase Agreement", and together with the Chase Purchase Agreement, the "Purchase Agreements"), in either case under HMI Credit Agreement so long as (i) at such time the Borrower acquires all of the rights and obligations of all of the lenders under the HMI Credit Agreement, (ii) the aggregate amount expended to acquire such rights and obligations does not exceed $21,562,500, (iii) the purchase price for any such rights and obligations does not exceed 75% of the principal amount of HMI Loans then outstanding pursuant to such rights and obligations, (iv) all of the HMI Loans are evidenced by one or more HMI Notes pledged by the Borrower pursuant to the Pledge Agreements, (v) the Borrower shall have delivered to the Agent true and correct copies, certified as true and complete by an Authorized Officer of the Borrower, of (1) the Purchase Agreements, (2) the HMI Credit Documents, (3) the HMI Stock Purchase Agreement, (4) the HMI Registration Rights Agreement, (5) the HMI Merger Agreement, (6) all agreements and instruments executed in connection with the foregoing and
      (7) all of the annexes, schedules and exhibits to the foregoing and (vi) all the terms and conditions of each of the HMI Credit Documents and the Purchase Agreements are in form and substance satisfactory to the Agent and the Required Banks; and

            (l) the Borrower, in its discretion, may, at any time and from time to time after the occurrence of the First Amendment Effective Date and the purchase of rights and obligations as described in preceding clause (k), make advances and loans in the form of additional HMI Loans to the HMI Borrowers for their general corporate and working capital purposes, so long as (i) the aggregate amount (determined without regard to any write-downs or write-offs thereof) of such additional HMI Loans made pursuant to this clause (l) does not exceed $3,500,000 plus the amount, if any, by which the aggregate dollar amount of all accounts receivable of the HMI Borrowers and the HMI Guarantors that were outstanding for 120 days or less as set forth in the most recent certificate delivered pursuant to clause 3(b) of the HMI Acknowledgement exceeds $22,500,000;
      (ii) unless the HMI Borrowers are in compliance with clause 3(b) of the HMI Acknowledgement, the aggregate amount (determined without regard to any write-downs or write-offs thereof) of any additional HMI Loans made pursuant to this clause (l) shall not exceed $3,500,000; (iii) in no event shall the aggregate amount (determined without regard to any write-downs or write-offs thereof) of any additional HMI Loans made pursuant to this clause (l) exceed $5,000,000; and (iv) each such additional HMI Loan is evidenced by an HMI Note pledged by the Borrower pursuant to the Pledge Agreement."

      4. Section 9.12(a)(i) of the Credit Agreement is hereby amended by (x) inserting the phrase "or, after the purchase thereof, any HMI Notes" immediately after the phrase "Existing Indebtedness" appearing therein and (y) inserting immediately prior to the semicolon at the end thereof, the phrase ", provided, that, the HMI Acknowledgement shall be permitted so long as all the terms and conditions thereof are in form and substance satisfactory to the Agent and the Required Banks".

      5. The definition of "Consolidated EBITDA" appearing in Section 11 of the Credit Agreement is hereby amended by (x) inserting the number "(I)" immediately after the phrase "adjusted by" and (y) inserting immediately prior to the period at the end thereof the following additional phrase:

      "and (II) excluding therefrom any amounts constituting income, loss or non-cash charges related to any HMI Investment, in each case that would otherwise (in the absence of this clause (II)) have been included in arriving at Consolidated EBITDA for such period"

      6. Section 11 of the Credit Agreement is hereby further amended by inserting in appropriate alphabetical order the following new definitions:

            ""Chase" shall mean The Chase Manhattan Bank.

            "Chase Purchase Agreement" shall have the meaning set forth in
      Section 9.05(k).

            "EAB" shall mean European American Bank.

            "EAB Purchase Agreement" shall have the meaning set forth in Section 9.05(k).

            "First Amendment Effective Date" shall mean the First Amendment Effective Date under, and as defined in, the First Amendment, dated as of November 13, 1996, to this Agreement.

            "HMI" shall mean Health Management, Inc., a Delaware corporation, and any successor thereto.

            "HMI Acknowledgment" shall mean the letter agreement, dated November 13, 1996, among the Borrower, the HMI Borrowers and the HMI Guarantors.

            "HMI Borrowers" shall mean HMI, Home Care Management, Inc., HMI Illinois, Inc. and HMI Pennsylvania, Inc.

            "HMI Credit Agreement" shall mean the Credit Agreement, dated as of March 31, 1995, among the HMI Borrowers, the HMI Guarantors, the lenders from time to time party thereto, and Chase (formerly known as Chemical
      Bank), as agent, as modified by the HMI Forbearance Agreement, the HMI Letter Agreement and the HMI Post-Closing Agreement and as the same may be modified, amended or supplemented hereafter to the extent permitted in accordance with the terms hereof and thereof.

            "HMI Credit Documents" shall mean the HMI Credit Agreement, the HMI Notes, the HMI Forbearance Agreement, the HMI Letter Agreement, the HMI Post-Closing Agreement, the HMI Acknowledgment, the HMI Security Agreement and the HMI Security Agreement - Patents and Trademarks.

            "HMI Documents" shall mean and include each of the HMI Credit Documents and, after the entering into thereof, the HMI Merger Agreement, the HMI Stock Purchase Agreement, the HMI Registration Rights Agreement and any other agreement entered into in connection with the foregoing agreements or any HMI Investments.

            "HMI Forbearance Agreement" shall mean the Forbearance Agreement, dated as of July 26, 1996, among Chase, EAB, the HMI Borrowers and the HMI Guarantors.

            "HMI Guarantors" shall mean Health Reimbursement Corporation, HMI Retail Corp., Inc., HMI PMA, Inc. and HMI Maryland, Inc.

            "HMI Investments" shall mean any investment (equity or otherwise) in, advance to, or loan to HMI or any of its Subsidiaries (determined without regard to any write-downs or write-offs thereof), including, without limitation, any HMI Loans, commitments under the HMI Credit Agreement, stock of HMI, or options or warrants to purchase the stock of HMI. Without limiting the foregoing, the HMI Investments shall include all investments made pursuant to Sections 9.05(k) and (l).

            "HMI Letter Agreement" shall mean the Letter Agreement, dated as of October 18, 1996, among Chase, EAB, the HMI Borrowers and the HMI Guarantors.

            "HMI Loans" shall mean the "Loans" as defined in the HMI Credit Agreement.

            "HMI Merger Agreement" shall mean the Agreement and Plan of Merger, dated as of November 13, 1996, among the Borrower, IMH Acquisition Corp. and HMI.

            "HMI Notes" shall mean the "Notes" as defined in the HMI Credit Agreement.

            "HMI Post-Closing Agreement" shall mean the Post-Closing Agreement, dated as of March 31, 1995, among Chase, EAB, the HMI Borrowers and the HMI Guarantors.

            "HMI Registration Rights Agreement" shall mean the Registration Rights Agreement, dated as of November 13, 1996, between HMI and the Borrower.

            "HMI Security Agreement" shall mean the "Security Agreement" as defined in the HMI Credit Agreement.

            "HMI Security Agreement - Patents and Trademarks" shall mean the Security Agreement - Patents and Trademarks" as defined in the HMI Credit Agreement.

            "HMI Stock Purchase Agreement" shall mean the Stock Purchase Agreement, dated as of November 13, 1996, between HMI and the Borrower.

            "Purchase Agreements" shall have the meaning set forth in Section 9.05(k)."

      7. The Banks hereby agree that IMH Acquisition Corp. may be established as a new Wholly-Owned Subsidiary of the Borrower, in order to enter into the HMI Merger Agreement and, to the extent permitted by following paragraph numbered 7, consummate the transactions contemplated thereby, so long as all requirements in
Section 9.15(a) are complied with in connection therewith, except that the Banks hereby waive compliance with the requirements of sub-clause (i) of clause (A) of the proviso thereto in connection with the establishment of IMH Acquisition Corp. The Borrower hereby agrees that all other actions required by Section 9.15(a) shall be taken and completed with respect to IMH Acquisition Corp. prior to any purchase by it pursuant to Section 9.05(k).

      8. Notwithstanding anything to the contrary contained in Sections 7, 8 and 9 of the Credit Agreement, the Borrower may enter into the Stock Purchase Agreement, the Registration Rights Agreement and the Merger Agreement, provided that (x) the Stock Purchase Agreement, the Registration Rights Agreement and the Merger Agreement are in form and substance satisfactory to the Agent and the Required Banks and (y) the Borrower shall not be permitted to consummate any of the transactions contemplated thereby without the express written consent of the Required Banks. The parties hereto acknowledge and agree that (1) if any transaction contemplated by any of the Stock Purchase Agreement, Registration Rights Agreement and/or Merger Agreement is consummated without the written consent of the Required Banks as required by the immediately preceding sentence, such event shall constitute an immediate Event of Default pursuant to Section 10.03(a) of the Credit Agreement and (2) the Required Banks may, in their sole discretion, refuse to consent to the consummation of any of the transactions contemplated by the Stock Purchase Agreement, Registration Rights Agreement or the Merger Agreement or impose conditions on such consent, including, without limitation, the contribution of additional equity to the Borrower or modifications in the capital structure of the Borrower. The parties hereto hereby agree that no Bank shall have any liability whatsoever to any of the parties hereto, or any other Person, as a result of any refusal (for any reason whatsoever) of one or more Banks to grant their consent as is required above with respect to the transactions described above.

II.   Amendments to Pledge Agreement.

      1. Section 2 of the Pledge Agreement is hereby deleted in its entirety and the following new Section 2 inserted in lieu thereof:

            "2. DEFINITION OF STOCK, NOTES, OPTIONS, SECURITIES, ETC. As used herein: (i) the term "Stock" shall mean (x) with respect to corporations incorporated under the law of the United States or any State or territory thereof (each, a "Domestic Corporation), all of the issued and outstanding shares of stock of any corporation at any time owned by each Pledgor of any Domestic Corporation and all certificates and instruments evidencing the same and (y) with respect to corporations not Domestic Corporations (each, a "Foreign Corporation"), all of the issued and outstanding shares of stock at any time owned by each Pledgor of any Foreign Corporation and all certificates and instruments evidencing the same, provided that, except as provided in the last sentence of this Section 2, such Pledgor (to the extent that it is the Borrower or a Domestic Subsidiary of the Borrower) shall not be required to pledge hereunder more than 65% of the total combined voting power of all classes of capital stock of any Foreign Corporation entitled to vote; (ii) the term "Notes" shall mean (x) all Intercompany Notes at any time issued to each Pledgor and (y) all other promissory notes from time to time issued to, or held by, each Pledgor;
      (iii) the term "Options" shall mean any right to subscribe for or to purchase, or any options or warrants for the purchase of, stock of any corporation at any time owned by each Pledgor; and (iv) the term "Securities" shall mean all of the Stock, Notes and Options. Each Pledgor represents and warrants that on the date hereof (i) each Subsidiary of such Pledgor, and the direct ownership thereof, is listed on Annex A hereto; (ii) the Stock held by such Pledgor consists of the number and type of shares of the stock of the corporations as described in Annex B hereto; (iii) such Stock constitutes that percentage of the issued and outstanding capital stock of the issuing corporation as is set forth in Annex B hereto; (iv) the Notes held by such Pledgor consist of the promissory notes described in Annex C hereto where such Pledgor is listed as the lender; (v) the Options held by such Pledgor consist of the Options described in Annex D hereto where such Pledgor is listed as the Owner;
      (vi) such Pledgor is the holder of record and sole beneficial owner of the Stock and Notes held by such Pledgor and there exist no options or preemptive rights in respect of any such Stock; and (vii) on the date hereof, such Pledgor owns no other Securities. To the extent provided in the Credit Agreement, the 65% limitation set forth in clause (i)(y) of this Section 2 and in Section 3.2 hereof shall no longer be applicable and such Pledgor shall duly pledge and deliver to the Pledgee such of the Securities not theretofore required to be pledged hereunder."

      2. Section 3.1 of the Pledge Agreement is hereby deleted in its entirety and the following new Section 3.1 inserted in lieu thereof:

            "3.1. Pledge. To secure the Obligations and for the purposes set forth in Section 1, each Pledgor hereby pledges and grants to the Pledgee a first priority continuing security interest in, and as part of such grant and pledge, hereby transfers and assigns to the Pledgee all of the following, whether now existing or hereafter acquired:

                  (i) the Securities owned by such Pledgor, together with the certificates or instruments therefor, duly endorsed in blank in the case of Notes and accompanied by undated stock or other powers duly exe-cuted in blank by such Pledgor in the case of Stock, as the case may be, or such other instruments of transfer as are acceptable to the Pledgee;

                  (ii) all of such Pledgor's right, title and interest in and to such Securities (and in and to all certificates or instruments evidencing such Securities), to be held by the Pledgee, upon the terms and conditions set forth in this Agreement;

                  (iii) all of the right, title and interest of such Pledgor in, to and under, all HMI Investments and under all HMI Documents;

                  (iv) all of the right, title and interest of such Pledgor in, to and under all of the following property and assets, and interests in property and assets, of such Pledgor, whether now existing or existing in the future or hereafter acquired or arising and in each case to the extent relating to any of the Collateral (including, without limitation any HMI Investments): (a) all rights to any goods or merchandise represented by any of the foregoing (including, without limitation, returned or repossessed goods), (b) all reserves and credit balances with respect to any HMI Investments, (c) all letters of credit, security or guarantees of any of the foregoing,
            (d) all insurance policies or reports relating to any of the foregoing, (e) all collection or deposit accounts relating to any of the foregoing, (f) all books and records relating to any of the foregoing and (g) all proceeds of any of the foregoing;

                  (v) all other property hereafter delivered in substitution for or in addition to any of the foregoing, all certificates and instruments representing or evidencing such other property and all cash, securities, interest, dividends, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all thereof; and

                  (vi) to the extent not otherwise included, all proceeds of any or all of the foregoing, including any securities and monies received and at the time held by the Pledgee hereunder (all of the above, collectively, the "Collateral")."

      3. Section 3.4 of the Pledge Agreement is hereby deleted in its entirety and the following new Section 3.4 inserted in lieu thereof:

            "3.4. Definition of Pledged Stock, Pledged Notes, Pledged Options and Pledged Securities. All Stock at any time pledged or required to be pledged hereunder is hereinafter called the "Pledged Stock," all Notes at any time pledged or required to be pledged hereunder are hereinafter called the "Pledged Notes," all Options at any time pledged or required to be pledged hereunder are hereinafter called the "Pledged Options" and all of the Pledged Stock, Pledged Notes and Pledged Options together are hereinafter called the "Pledged Securities." "

      4. Section 5 of the Pledge Agreement is hereby amended by deleting the phrase "Pledged Securities" appearing therein and by inserting in lieu thereof the word "Collateral".

      5. Section 6 of the Pledge Agreement is hereby amended by deleting the phrase "Pledged Notes" the first place it appears therein and by inserting in lieu thereof the word "Collateral".

      6. Section 7 of the Pledge Agreement is hereby amended by inserting the phrase "to exercise all of the rights and remedies of a secured party under the UCC and shall also be entitled" immediately prior to the phrase ", without limitation, to exercise".

      7. Section 7 is hereby further amended by (x) deleting the word "and" at the end off clause (iv) thereof, (y) deleting the period at the end of clause
(v) thereof and inserting in lieu thereof "; and" and (z) inserting at the end thereof the following new clause (vi):

            "(vi) instruct any of the HMI Borrowers or the HMI Guarantors or any successor obligor to make any payment required by the terms of the HMI Credit Agreement or with respect to any other HMI Investment directly to the Collateral Agent and/or exercise all rights and remedies of a "Lender" under, and as defined in, the HMI Credit Agreement or of the Pledgor under the HMI Documents."

      8. Section 15(a)(viii) of the Pledge Agreement is hereby amended by inserting the phrase "together with the relevant filings or recordings (which filings and recordings have been made)," immediately after the phrase "pursuant to this Agreement,".

      9. Section 15 of the Pledge Agreement is hereby amended by (x) deleting the word "and" at the end of clause (vii) thereof, (y) deleting the period at the end of clause (viii) thereof and inserting in lieu thereof a semicolon and
(z) inserting at the end thereof the following new clauses:

            "(ix) the chief executive office and principal place of business of such Pledgor and the sole location where the records of such Pledgor with respect to the original HMI Credit Agreement are kept are located at the address set forth for such Pledgor on Annex E hereto. No such Pledgor shall move its chief executive office, principal place of business, or such location of records unless (x) it shall have given to the Pledgee not less than 30 days' prior written notice of its intention so to do, clearly describing such new location and providing such other information in connection therewith as the Pledgee may reasonably request and (y) with respect to such new location, it shall have taken all action, reasonably satisfactory to the Pledgee, to maintain the security interest of the Pledgee in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect; and

            (x) no Pledgor shall change its legal name or assume or operate in any jurisdiction under any trade, fictitious or other name unless (x) it shall have given to the Pledgee not less than 30 days' prior written notice of its intention so to do, clearly describing such new name and the jurisdictions in which such new name shall be used and providing such other information in connection therewith as the Pledgee may reasonably request and (y) with respect to such new name, it shall have taken all action, reasonably satisfactory to the Pledgee, to maintain the security interest of the Pledgee in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect."

      10. Section 17(a) of the Pledge Agreement is hereby amended by inserting the phrase "or Pledged Options" immediately following the phrase "Pledged Stock" each of the three times it appears therein.

      11. The Pledge Agreement is hereby further amended by inserting at the end thereof new Annexes D and E in the form of Annexes D and E attached hereto.

III.  Miscellaneous Provisions.

      1. Each of the undersigned Banks hereby consents to the amendments to the Pledge Agreement as set forth above in this Amendment.

      2. In order to induce the Banks to enter into this Amendment, the Borrower hereby represents and warrants that:

            (a) no Default or Event of Default exists as of the First Amendment Effective Date, both before and after giving effect to this Amendment; and

            (b) all of the representations and warranties contained in the Credit Agreement, the Pledge Agreement and the other Credit Documents are true and correct in all material respects on the First Amendment Effective Date both before and after giving effect to this Amendment, with the same effect as though such representations and warranties had been made on and as of the First Amendment Effective Date (it being understood that any representation or warranty made as of a specific date shall be true and correct in all material respects as of such specific date).

      3. This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement, the Pledge Agreement or any other Credit Document. Without in any way limiting the generality of this Amendment, by executing this Amendment, the Banks neither consent to the consummation of the stock purchase or any other transactions contemplated by the HMI Stock Purchase Agreement or HMI Merger Agreement nor waive any Default or Event of Default which may result from the consummation of the stock purchase or merger, as the case may be, contemplated therein.

      4. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Borrower and the Agent.

      5. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

      6. This Amendment shall become effective on the date (the "First Amendment Effective Date") when each of the Borrower, the Pledgors, the Collateral Agent and the Required Banks shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile transmission) the same to the Agent at its Notice Office.

      7. From and after the First Amendment Effective Date, all references in the Credit Agreement, the Pledge Agreement and each of the other Credit Documents to the Credit Agreement or the Pledge Agreement shall be deemed to be references to the Credit Agreement, or the Pledge Agreement as modified hereby.

                                 *     *     *

            IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Amendment as of the date first above written.


                                        TRANSWORLD HOME
                                        HEALTHCARE, INC.,
                                          as Borrower
                                          and as a Pledgor


                                        By /s/ Wayne Palladino
                                           ------------------------------
                                           Title:


                                        DERMAQUEST, INC.,
                                          as a Pledgor


                                        By /s/ Wayne Palladino
                                           ------------------------------
                                           Title:


                                        MK DIABETIC SUPPORT
                                        SERVICES, INC.,
                                          as a Pledgor


                                        By /s/ Wayne Palladino
                                           ------------------------------
                                           Title:


                                        THE PROMPTCARE COMPANIES,
                                         INC.,
                                          as a Pledgor


                                        By /s/ Wayne Palladino
                                           ------------------------------
                                           Title:

                                        THE PROMPTCARE LUNG
                                        CENTER, INC.,
                                          as a Pledgor


                                        By /s/ Wayne Palladino
                                           ------------------------------
                                           Title:


                                        STERI-PHARM, INC.,
                                          as a Pledgor


                                        By /s/ Wayne Palladino
                                           ------------------------------
                                           Title:


                                        TRANSWORLD NURSES, INC.,
                                          as a Pledgor


                                        By /s/ Wayne Palladino
                                           ------------------------------
                                           Title:


                                        RADAMERICA, INC.,
                                           s a Pledgor


                                        By /s/ Wayne Palladino
                                           ------------------------------
                                           Title:


                                        RESPIFLOW, INC.,
                                          as a Pledgor


                                        By /s/ Wayne Palladino
                                           ------------------------------
                                           Title:

                                        BANKERS TRUST COMPANY,
                                          Individually, as Agent
                                          and as Collateral Agent


                                        By /s/ Patricia Hogan
                                           ------------------------------
                                           Title: Vice President


                                        THE BANK OF NEW YORK (NJ)


                                        By
                                           ------------------------------
                                           Title:


                                        BANQUE PARIBAS


                                        By
                                           ------------------------------
                                           Title:


                                        By
                                           ------------------------------
                                           Title: